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                                                                   EXHIBIT 10.18

                               NETCENTIVES INC.

                          CHANGE OF CONTROL AGREEMENT


     This Change of Control Agreement (the "Agreement") is made and entered into by and between John F. Longinotti (the "Employee") and Netcentives Inc., a California corporation (the "Company"), effective as of January 15, 1998 (the "Effective Date").

                                    RECITALS

     A. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the "Board") recognizes that such consideration can cause the Employee to consider alternative employment opportunities and that a precondition of Employee's employment with the Company is that he become entitled to certain benefits in the event of a change of control.

     B. Certain capitalized terms used in the Agreement are defined in Section 6 below.

     The parties hereto agree as follows:

     1. TERM OF AGREEMENT. This Agreement shall terminate upon the date that all obligations of the parties hereto with respect to this Agreement have been satisfied.

     2. AT-WILL EMPLOYMENT. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Employee shall not be entitled to any benefits, damages, awards or compensation other than as may otherwise be available in accordance with the Company's established employee plans and practices or pursuant to other agreements with the Company.

     3.  SEVERANCE BENEFITS.

         (A) TERMINATION FOLLOWING A CHANGE OF CONTROL. If the Employee's employment or consulting relationship with the Company is terminated as a result of Involuntary Termination at any time within twelve (12) months following a Change of Control, then, subject to Section 5, the vesting of any stock option or restricted stock then held by the Employee shall automatically be accelerated to the extent that such stock option or restricted stock shall become fully vested as of the Termination Date.

         (B) VOLUNTARY RESIGNATION; TERMINATION FOR CAUSE. If the Employee's employment or consulting relationship is terminated at any time other than as a result of an Involuntary Termination (including, without limitation, as a result of Employee's death or disability), then the Employee shall not be entitled to receive any benefits except for those (if

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any) as may then be established under the Company's then existing severance and benefits plans and practices or pursuant to other agreements with the Company.

         (C) TERMINATION APART FROM CHANGE OF CONTROL. In the event the Employee's employment is terminated for any reason, either prior to the occurrence of a Change of Control or after the twelve-month period following a Change of Control, then the Employee shall not be entitled to receive any benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and practices or pursuant to other agreements with the Company.

     4. ATTORNEY FEES, COSTS AND EXPENSES. The Company shall promptly reimburse Employee, on a monthly basis, for the reasonable attorney fees, costs and expenses incurred by the Employee in connection with any action brought by Employee to enforce his or her rights hereunder. In the event Employee is not the prevailing party, determined without regard to whether or not the action results in a final judgment, Employee shall repay such reimbursements.

     5. LIMITATION ON PAYMENTS. In the event that the benefits provided for in this Agreement or otherwise payable to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this Section 5, would be subject to the excise tax imposed by Section 4999 of the Code (or any corresponding provisions of state income tax law), then the Employee's severance benefits under Section 3(a) shall be either

         (a) delivered in full, or

         (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by
Section 4999, results in the receipt by the Employee on an after-tax-basis, of the greater amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Employee otherwise agree in writing, any determination required under this Section 5 shall be made in writing by the Company's independent accounts (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this Section 5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 5. In the event that subsection (a) above applies, then Employee shall be responsible for any excise taxes imposed with respect to such severance and other benefits. In the event that subsection (b) above applies, then each

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benefit provided hereunder shall be proportionately reduced to the extent necessary to avoid imposition of such excise taxes.

     6. DEFINITION OF TERMS. The following terms used in this Agreement shall have the following meanings:

         (A) CAUSE. "Cause" shall mean (i) Employee's gross negligence or willful misconduct in the performance of the Employee's duties to the Company which misconduct is not corrected after thirty (30) days prior written notice, which notice specifies that the failure to cure such misconduct will result in termination for cause; (ii) Employee's repeated unexplained or unjustified absence from the Company; (iii) Employee's commission of any act of fraud with respect to the Company; (iv) Employee's conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company; or (v) Employee's inability to perform his duties as a result of his death or Disability.

         (B) CHANGE OF CONTROL. "Change of Control" means the occurrence of any of the following events:

              (i) The shareholders of the Company approve an agreement for the sale of all or substantially all of the assets of the Company; or

              (ii) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

              (iii) Completion of a tender or exchange offer or other transaction or series of transactions resulting in less than a majority of the outstanding voting stock of the surviving corporation being held, immediately after such transaction or series of transactions, by the holders of the voting stock of the Company outstanding immediately prior to such transaction or series of transactions.

         (C) DISABILITY. "Disability" shall mean that the Employee has been unable to perform his or her Company duties as the result of his or her incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Employee or the Employee's legal representative and acceptable to the Company or its insurers (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Employee's employment. In the event that the Employee resumes the performance of substantially all of his or her duties hereunder before the termination of his or her employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

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          (D) INVOLUNTARY TERMINATION.  "Involuntary Termination" shall mean (A)
the termination by the Company of the Employee's employment for any reason other than for Cause, or (B) the termination by Employee of his employment with the Company as a result of, and within thirty (30) days of: (i) the significant reduction of the Employee's duties, authority or responsibilities, relative to the Employee's duties, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Employee of such reduced duties, authority or responsibilities; (ii) a reduction of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a reduction by the Company in the base salary of the Employee as in effect immediately prior to such reduction;
(iv) a material reduction by the Company in the kind or level of employee benefits, including bonuses, to which the Employee was entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (v) the relocation of the Employee to a facility or a location outside of the San Francisco Bay Area; (vi) any purported termination of the Employee by the Company which is not effected for Cause, or any purported termination for which the grounds relied upon are not valid; (vii) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 7(a) below; or (viii) any act or set of facts or circumstances which would, under California case law or statute, constitute a constructive termination of the Employee.

          (E) TERMINATION DATE. "Termination Date" shall mean (i) if this Agreement is terminated by the Company for Disability, thirty (30) days after notice of termination is given to the Employee (provided that the Employee shall not have returned to the performance of the Employee's duties on a full-time basis during such thirty (30)-day period), (ii) if the Employee's employment is terminated by the Company for any other reason, the date on which a notice of termination is given, provided that if within thirty (30) days after the Company gives the Employee notice of termination, the Employee notifies the Company that a dispute exists concerning the termination or the benefits due pursuant to this Agreement, then the Termination Date shall be the date on which such dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), or
(iii) if the Agreement is terminated by the Employee, the date on which the Employee delivers the notice of termination to the Company.

      7.  SUCCESSORS.

          (a) COMPANY'S SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section 7(a) or which becomes bound by the terms of this Agreement by operation of law.

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          (B) EMPLOYEE'S SUCCESSORS.  The terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

      8.  NOTICE.

          (A) GENERAL. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or five (5) days after being mailed by U.S.
registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

          (B) NOTICE OF TERMINATION. Any termination by the Company for Cause or by the Employee as a result of a voluntary resignation and any Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with Section 8(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 30 days after the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his or her rights hereunder.

      9.  MISCELLANEOUS PROVISIONS.

          (A) NO DUTY TO MITIGATE. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

          (B) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (C) WHOLE AGREEMENT. This Agreement represents the entire agreement between the Employee and the Company with respect to the matters set forth herein. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

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          (D) CHOICE OF LAW.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California as applied to agreements entered into and performed within California solely by residents of that state.

          (E) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (F) WITHHOLDING. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes, if applicable.

          (G) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

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          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the date set forth above.


COMPANY:                      NETCENTIVES INC.


                              By:      /s/ West Shell, III
                                       --------------------------------

                              Name:    West Shell, III
                                       --------------------------------

                              Title:   CEO
                                       --------------------------------


EMPLOYEE:                     JOHN F. LONGINOTTI



                                         /s/ John F. Longinotti
                              -----------------------------------------
                              (Signature)

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